  FORM 8-K Cover Page
  Items Reported
  Signatures

SECURITITES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2003

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0633413 (I.R.S. Employer Identification No.)

Commission File Number: 1-13578

3501 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (949) 854-0300

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1  Press release dated April 16, 2003 reporting results of operations during the three months ended March 31, 2003.

Item 9.  Regulation FD Disclosure.

This Current Report on Form 8-K is being furnished to disclose the press release issued by the Registrant on April 16, 2003. The following information is being provided under Item 12 Disclosure of Results of Operations and Financial Condition:

On April 16, 2003, Downey Financial Corp. issued a press release reporting its results of operations during the three months ended March 31, 2003. A copy of the press release is furnished as exhibit 99.1 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Downey Financial Corp.
Date: April 16, 2003	By /s/ Thomas E. Prince Thomas E. Prince Executive Vice President and Chief Financial Officer